UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 20, 2024

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NONE	NONE	NONE

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2023 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the “Company”) was held on May 20, 2024 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California.

The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes

John V. Winfield	576,978	52,598	191	27,263
Yvonne L. Murphy	576,978	52,598	191	27,263
John C. Love	576,778	52,798	191	27,263
William J. Nance	576,778	52,798	191	27,263
Steve Grunwald	577,091	52,598	78	27,263

Proposal (2) – Ratification of the Appointment of WithumSmith+Brown as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2024:

Votes For	Against	Abstain	Broker Non-Votes

652,086	1,460	3,484	-

Proposal (3) – To approve, in a non-binding vote, the compensation of our named executive officers:

Votes For	Against	Abstain	Broker Non-Votes

577,022	52,720	25	-

Proposal (4) – To determine, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two, or three years:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

49,594	212	576,425	3,536	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: May 24, 2024	By:	/s/ Jolie Kahn
Corporate Secretary